EXHIBIT 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
FURNISHED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Adolph Coors Company (the “Company”) respectively, each hereby certifies that to his knowledge on the date hereof:

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 29, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Leo Kiely
W. Leo Kiely III
Chief Executive Officer
August 13, 2003

/s/ Timothy V. Wolf
Timothy V. Wolf
Chief Financial Officer
August 13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.